UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☒ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material under 240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

LIGAND PHARMACEUTICALS INCORPORATED

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, 2010

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Ligand Pharmaceuticals Incorporated, to be held on                     , 2010 at 9:00 a.m. local time at Ligand Pharmaceuticals Incorporated, located at 11085 North Torrey Pines Road, Suite 300, La Jolla, CA 92037.

Details of the business to be conducted at the special meeting are given in the attached notice of special meeting and proxy statement.

Your vote is important, so even if you plan to attend the meeting, I encourage you to sign, date and return the enclosed proxy promptly in the accompanying reply envelope or, if you prefer, you may vote by telephone or on the internet. This will ensure your vote is counted whether or not you are able to attend. If you decide to attend the special meeting and wish to change your proxy vote, you may do so automatically by voting in person at the special meeting.

We look forward to seeing you at the special meeting.

John L. Higgins
President and Chief Executive Officer

San Diego, California

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy or vote by internet or telephone as described in the enclosed proxy materials as promptly as possible. If you are voting by mail, please return it in the enclosed envelope. You do not need to add postage if mailed in the United States.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD                     , 2010

Dear Stockholder:

The special meeting of stockholders of Ligand Pharmaceuticals Incorporated (the “Company” or “Ligand”) will be held at Ligand Pharmaceuticals Incorporated, located at 11085 North Torrey Pines Road, Suite 300, La Jolla, CA 92037 on                     , 2010 at 9:00 a.m. (PDT), for the following purposes:

1.	A proposal to approve a series of six separate amendments to Ligand’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of Ligand’s outstanding common stock at exchange ratios of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 and 1-for-10, as determined by the Board of Directors, and a corresponding decrease in the number of authorized shares of Ligand’s common stock on a proportional basis, subject to the Board of Directors’ authority to abandon such amendment.

2.	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.

Stockholders of record at the close of business on                     , 2010 will be entitled to vote at the special meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the special meeting will be available for inspection at the offices of the Company and at the meeting. Whether or not you plan to attend the special meeting in person, please sign, date and return the enclosed proxy in the envelope provided or, if you prefer, you may vote by telephone or on the internet. If you attend the special meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the special meeting will be counted. The prompt return of your proxy will assist us in preparing for the special meeting.

By Order of the Board of Directors,

Charles S. Berkman
Vice President, General Counsel & Secretary

La Jolla, California

                    , 2010

Page

Introduction	1

Proposal No. 1, Approval of a Series of Six Separate Amendments to Ligand’s Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split	6

Proposal No. 2, Adjournment of the Special Meeting, if Necessary, to Solicit Additional Proxies	15

Security Ownership of Certain Beneficial Owners, Directors and Management	16

Deadline for Proposals for Next Annual Meeting and Communications with the Board of Directors	18

Solicitation of Proxies	18

Other Business	18

Incorporation by Reference	18

Appendix A: Form of Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Ligand Pharmaceuticals Incorporated	A-1

LIGAND PHARMACEUTICALS INCORPORATED

11085 North Torrey Pines Road, Suite 300

La Jolla, CA 92037

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

                    , 2010

On behalf of the Board of Directors of Ligand Pharmaceuticals Incorporated (the “Company”), we are asking for your proxy, to be used at the special meeting of stockholders to be held on                     , 2010. The special meeting will be held at 9:00 a.m. at Ligand Pharmaceuticals Incorporated, located at 11085 North Torrey Pines Road, Suite 300, La Jolla, CA 92037. Stockholders of record on                     , 2010 are entitled to notice of and to vote at the special meeting. If you need directions to the location of the special meeting, please contact us at (858) 550-7500. This proxy statement and accompanying proxy materials will be first mailed to stockholders on or about                     , 2010.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on                     , 2010

This proxy statement is available electronically at http://bnymellon.mobular.net/bnymellon/lgnd.

What am I voting on?

At our special meeting, stockholders will act on the items outlined in the notice of meeting that is attached to this proxy statement. This includes the following two proposals.

Proposal No. 1

Our Board of Directors has adopted, declared advisable and is submitting for stockholder approval a proposal to approve a series of six separate amendments to Ligand’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of Ligand’s outstanding common stock at exchange ratios of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 and 1-for-10, as determined by the Board of Directors, and a corresponding decrease in the number of authorized shares of our common stock on a proportional basis, subject to the Board of Directors’ authority to abandon such amendment. We refer to this transaction in this proxy statement as the “Reverse Stock Split.” By voting in favor of Proposal No. 1, stockholders will give our Board of Directors authority to amend our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split, and stockholders will receive one new share of common stock for each of the five to ten shares of common stock held prior to the Reverse Stock Split.

Proposal No. 2

You may be asked to consider and vote upon one or more adjournments of the special meeting, if necessary, to solicit additional proxies in favor of Proposal No. 1.

What is the objective of the Reverse Stock Split?

The Board of Directors authorized the Reverse Stock Split with a view to increasing the per share trading price of our common stock. We believe an increased share trading price could have the following benefits:

•

Increase in Eligible Investors. The Reverse Stock Split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing trading volume and liquidity of our common stock.

•

Increased Analyst and Broker Interest. The Reverse Stock Split could increase analyst and broker interest in the our common stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in low-priced stocks economically unattractive to brokers.

•

Decreased Transaction Costs for Stockholders. Brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, and because of this, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

•

Reduced Risk of Nasdaq Delisting. By potentially increasing our common stock price, the Reverse Stock Split could reduce the risk that our common stock could be delisted from The Nasdaq Global Market which requires, among other things, that issuers maintain a closing bid price of at least $1.00 per share. Although the price of our common stock is presently above $1.00 per share, there is a risk that our stock price could fall below this threshold. Companies traded on The Nasdaq Global Market will receive a deficiency notice from Nasdaq if their common stock has traded below the $1.00 minimum bid price for 30 consecutive business days. Following receipt of a deficiency notice, a company would have 180 calendar days to regain compliance by having its common stock trade over the $1.00 minimum bid price for at least a 10-day period. If that company were to fail to regain compliance during such 180 day period, its common stock could be delisted from The Nasdaq Global Market. If the company fails to comply with Nasdaq continued listing standards for The Nasdaq Global Market, the company may consider transferring to The Nasdaq Capital Market, which is a lower tier market, provided it meets the transfer criteria, or that company’s common stock could be delisted and traded on the over-the-counter bulletin board network. Moving a company’s listing to The Nasdaq Capital Market could adversely affect the liquidity of that company’s common stock, as could having the common stock traded on the over-the-counter bulletin board network. Such alternatives are generally considered as less efficient markets and, if this were to happen to us, it could seriously impair the liquidity of our common stock and limit our potential to raise future capital through the sale of common stock, which could materially harm our business.

What effect will the Reverse Stock Split have on me?

On the date an amendment of our Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware to effectuate the Reverse Stock Split, which we refer to in this proxy statement as the “effective date,” the outstanding shares of our common stock will be combined into new shares of our common stock at an exchange ratio of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 or 1-for-10. This means in the case of an exchange ratio of 1-for-5, for example, that you would receive one new share of our common stock for each five shares of common stock that you currently hold. The Reverse Stock Split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in some of our stockholders owning a fractional share. You would receive cash in lieu of any fractional share that would otherwise be issuable.

Am I entitled to dissent from the Reverse Stock Split?

No. Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the proposal to approve a series of six separate amendments to Ligand’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and we will not independently provide our stockholders with any such right.

What are the federal income tax consequences of the Reverse Stock Split?

We expect that our U.S. stockholders generally will not recognize any gain or loss as a result of the Reverse Stock Split. However, gain or loss will be recognized on cash received in lieu of fractional shares. Moreover, the tax consequences to each stockholder will depend on his or her particular situation. For further information, see the discussion on page 12 under the heading “Federal Income Tax Consequences of the Reverse Stock Split.”

Should I send my stock certificates in now with respect to the Reverse Stock Split?

No, do not send in your stock certificates now. After the Reverse Stock Split is approved and effected, we will send you instructions for submitting your pre-split stock certificate(s) in exchange for your post-split stock certificate and cash, if any, in lieu of fractional shares.

Who can vote at the meeting?

Only stockholders of record as of the close of business on the record date,                     , 2010, are entitled to vote the shares of stock they held on that date. Stockholders may vote in person or by proxy (see “How do I vote” below). Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Our amended and restated bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, will be a quorum for the transaction of business at the meeting. As of the record date, there were shares of common stock outstanding (not including              shares held in treasury and not entitled to vote) and only              shares of one class of common stock outstanding.

How are votes counted?

All votes will be counted by an inspector of elections appointed for the meeting. The inspector will count separately “yes” votes, “no” votes, abstentions and broker non-votes. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker, and as such, the broker cannot vote either way and reports the number of such shares as “non-votes.”

The proposal to approve a series of six separate amendments to Ligand’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split (Proposal No. 1) must receive the affirmative vote of a majority of all of the shares of our common stock outstanding and entitled to vote for that proposal to be approved. We believe this proposal will be considered non-routine. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same effect as a vote against this proposal.

Any proposal to adjourn the special meeting, if necessary, to solicit additional proxies (Proposal No. 2) must receive the affirmative vote of a majority of the votes cast at the special meeting for that proposal to be approved. We believe this proposal will be considered routine. Abstentions with respect to this proposal will be counted for purposes of establishing a quorum, but will not be counted as votes cast for or against this proposal.

Can our Board of Directors abandon the Reverse Stock Split?

While we intend to effect the Reverse Stock Split as soon as practicable, our Board of Directors reserves the right, in its discretion, to abandon the Reverse Stock Split at any time prior to filing an amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. If our Board of Directors does not implement the Reverse Stock Split by the date of our 2011 annual meeting of stockholders, stockholder approval would be required again prior to the implementation of any reverse stock split.

What is our Board of Director’s recommendation?

The Board of Directors unanimously recommends a vote FOR Proposal No. 1 to approve a series of six separate amendments to Ligand’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of Ligand’s outstanding common stock at exchange ratios of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 and 1-for-10, as determined by the Board of Directors, and a corresponding decrease in the number of authorized shares of Ligand’s common stock on a proportional basis, subject to the Board of Directors’ authority to abandon such amendment.

The Board of Directors unanimously recommends a vote FOR any proposal to adjourn the special meeting of stockholders, if necessary, to solicit additional proxies in favor of Proposal No. 1.

How do I vote?

By Proxy Card

If you complete and properly sign the enclosed proxy card and return it as instructed on the card, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” through a brokerage or other nominee, you will need to obtain a proxy card from the institution that holds your shares.

You may revoke your proxy at any time before it is voted. It may be revoked by sending a notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices, located at 11085 North Torrey Pines Road, Suite 300, La Jolla, CA 92037. You may also revoke your proxy by attending the special meeting and voting in person.

By Telephone or Internet

You may choose instead to vote by telephone or on the internet. To vote by telephone or internet, please follow the instructions on the proxy materials enclosed with this proxy statement.

Record Date and Shares Entitled to Vote

Only stockholders of record at the close of business on the record date,                     , 2010, will be entitled to vote at the special meeting. These stockholders are entitled to cast one vote for each share of common stock held as of the record date on all matters properly submitted for the vote of stockholders at the special meeting. As of the record date, there were approximately              shares of our common stock outstanding and entitled to vote at the special meeting.

Quorum and Vote Required

A quorum of stockholders is necessary to hold a valid special meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting.

The proposal to approve a series of six separate amendments to Ligand’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split (Proposal No. 1) must receive the affirmative vote of a majority of all of the shares of our common stock outstanding and entitled to vote for that proposal to be approved. Any proposal to adjourn the special meeting, if necessary, to solicit additional proxies (Proposal No. 2) must receive the affirmative vote of a majority of the votes cast at the special meeting for that proposal to be approved.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. We believe Proposal No. 1 will be considered non-routine, while Proposal No. 2 will be considered routine. If a quorum is present, abstentions and broker non-votes with respect to Proposal No. 1 will have the same effect as a vote against that proposal. However, with respect to Proposal No. 2, abstentions and broker non-votes will not be treated as votes cast for or against that proposal and they will have no effect on the outcome of Proposal No. 2. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner.

Admission to the Special Meeting

Only our stockholders, as of the close of business on                     , 2010, and other persons holding valid proxies for the special meeting are entitled to attend the special meeting. You should be prepared to present valid government issued photo identification for admittance. In addition, if you are not a stockholder of record but hold shares in “street name,” you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of                     , 2010. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the special meeting.

Stockholders Sharing the Same Address

The rules promulgated by the Securities and Exchange Commission, or the SEC, permit companies, brokers, banks or other intermediaries to deliver a single copy of an annual report, proxy statement or notice of internet availability of proxy materials to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings, save significant printing and postage costs, and conserve natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary, and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of our annual report, proxy statement and any notice of internet availability of proxy materials. If you would like to opt out of this practice for future mailings, and receive separate annual reports, proxy statements and notices of internet availability of proxy materials for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate annual report, proxy statement or any notice of internet availability of proxy materials without charge by sending a written request to Corporate Secretary, Ligand Pharmaceuticals Incorporated, 11085 North Torrey Pines Road, Suite 300, La Jolla, CA 92037, or by calling us at (858) 550-7500. We will promptly send additional copies of the annual report or proxy statement or any notice of internet availability of proxy materials upon receipt of such request. Householding does not apply to stockholders with shares registered directly in their name.

ITEMS TO BE VOTED ON AT THE MEETING

PROPOSAL NO. 1

APPROVAL OF A SERIES OF SIX SEPARATE AMENDMENTS TO LIGAND’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF LIGAND’S OUTSTANDING COMMON STOCK AT EXCHANGE RATIOS OF 1-FOR-5, 1-FOR-6, 1-FOR-7, 1-FOR-8, 1-FOR-9 AND 1-FOR-10, AS DETERMINED BY THE BOARD OF DIRECTORS, AND A CORRESPONDING DECREASE IN THE NUMBER OF AUTHORIZED SHARES OF LIGAND’S COMMON STOCK ON A PROPORTIONAL BASIS, SUBJECT TO THE BOARD OF DIRECTORS’ AUTHORITY TO ABANDON SUCH AMENDMENT.

Our Board of Directors has adopted, declared advisable and is submitting for stockholder approval a proposal to approve a series of six separate amendments to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock at ratios of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 or 1-for-10. By voting in favor of Proposal No. 1, stockholders will be approving six separate and distinct amendments to our Amended and Restated Certificate of Incorporation in order to effect a reverse stock split of our outstanding common stock and a corresponding reduction in the number of authorized shares of common stock on a proportional basis, at each of the aforementioned ratios. After the receipt of stockholder approval of these amendments, the Board of Directors will thereafter have the ability until our 2011 annual meeting of stockholders to unilaterally decide which amendment to give effect to, if any, and in so doing, will abandon each other amendment without further action by our stockholders. Thereafter the selected amendment will be filed with the Secretary of State of the State of Delaware. Pursuant to the law of our state of incorporation, Delaware, our Board of Directors must adopt any amendment to our Amended and Restated Certificate of Incorporation and submit the amendment to stockholders for their approval. The affirmative vote of a majority of the outstanding shares of common stock is required to approve Proposal No. 1.

The form of the proposed amendments to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split is attached to this Proxy Statement as Appendix A. Our Board of Directors, in its discretion, may elect to effect any one (but not more than one) of the six exchange ratios upon receipt of stockholder approval, or none of them if our Board of Directors determines in its discretion not to proceed with the Reverse Stock Split. We believe that the availability of the six alternative exchange ratios will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining which of the six alternative exchange ratios to implement, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	our ability to continue our listing on the Nasdaq;

•	which of the alternative exchange ratios would result in the greatest overall reduction in our administrative costs; and

•	prevailing general market and economic conditions.

At the close of business on                     , 2010, we had              shares of common stock issued and outstanding. Based on the number of shares of common stock currently issued and outstanding, immediately following the completion of the Reverse Stock Split, and, for illustrative purposes only, assuming a 1-for-5 reverse stock split, we would have approximately              shares of common stock issued and outstanding (without giving effect to the treatment of fractional shares), while assuming a 1-for-10 reverse stock split, we would have approximately              shares of common stock issued and outstanding (without giving effect to the treatment of fractional shares). The actual number of shares outstanding after giving effect to the Reverse Stock Split will depend on the reverse split ratio that is ultimately selected by our Board of Directors. We do not expect the Reverse Stock Split itself to have any economic effect on our stockholders, debt holders or holders of options or restricted stock, except to the extent the Reverse Stock Split will result in fractional shares as discussed below.

Reasons for the Reverse Stock Split

The Board of Directors authorized the Reverse Stock Split with a view to increasing the per share trading price of our common stock. We believe an increased share trading price could have the following benefits:

•

Increase in Eligible Investors. The Reverse Stock Split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing trading volume and liquidity of our common stock.

•

Increased Analyst and Broker Interest. The Reverse Stock Split could increase analyst and broker interest in the our common stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Some of those policies and practices may also function to make the processing of trades in low-priced stocks economically unattractive to brokers.

•

Decreased Transaction Costs for Stockholders. Brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, and because of this, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

•

Reduced Risk of Nasdaq Delisting. By potentially increasing our common stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from The Nasdaq Global Market which requires, among other things, that issuers maintain a closing bid price of at least $1.00 per share. Although the price of our common stock is presently above $1.00 per share, there is a risk that our stock price could fall below this threshold. Companies traded on The Nasdaq Global Market will receive a deficiency notice from Nasdaq if their common stock has traded below the $1.00 minimum bid price for 30 consecutive business days. Following receipt of a deficiency notice, a company would have 180 calendar days to regain compliance by having its common stock trade over the $1.00 minimum bid price for at least a 10-day period. If that company were to fail to regain compliance during such 180 day period, its common stock could be delisted from The Nasdaq Global Market. If the company fails to comply with Nasdaq continued listing standards for The Nasdaq Global Market, the company may consider transferring to The Nasdaq Capital Market, which is a lower tier market, provided it meets the transfer criteria, or that company’s common stock could be delisted and traded on the over-the-counter bulletin board network. Moving a company’s listing to The Nasdaq Capital Market could adversely affect the liquidity of that company’s common stock, as could having the common stock traded on the over-the-counter bulletin board network. Such alternatives are generally considered as less efficient markets and, if this were to happen to us, it could seriously impair the liquidity of our common stock and limit our potential to raise future capital through the sale of common stock, which could materially harm our business.

Risk Factors Associated with the Reverse Stock Split

We cannot assure you that the Reverse Stock Split, if implemented, will have the desired effect of raising the price of our common stock over the long term. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•

the trading price per share of common stock after the Reverse Stock Split would rise in proportion to the reduction in the number of pre-split shares of common stock outstanding before the Reverse Stock Split;

•	the Reverse Stock Split would result in a per share price that would increase the level of investment by institutional investors or increase analyst and broker interest in our company;

•	the Reverse Stock Split will result in decreased transaction costs for our stockholders; and

•	the market price per post-split share of our common stock would either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

After the effective date of the Reverse Stock Split, each stockholder would own a reduced number of shares of common stock. However, the Reverse Stock Split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in Ligand (except to the extent that the Reverse Stock Split would result in some of our stockholders owning a fractional share as described below). Proportionate voting rights and other rights and preferences of the holders of common stock would not be affected by the Reverse Stock Split (except to the extent that the Reverse Stock Split would result in some of our stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the Reverse Stock Split. The number of stockholders of record also would not be affected by the Reverse Stock Split (except to the extent that the Reverse Stock Split would result in some of our stockholders owning only a fractional share as described below).

The following table contains approximate information relating to our common stock under the proposed exchange ratios based on share information as of close of business on                     , 2010 (in thousands):

Common Stock	Prior to Reverse Stock Split	1-for-5	1-for-6	1-for-7	1-for-8	1-for-9	1-for-10
Authorized	200,000	40,000	33,333	28,571	25,000	22,222	20,000
Outstanding (excluding treasury shares)
Outstanding (including treasury shares)
Reserved for future issuance pursuant to our 2002 Stock Incentive Plan
Reserved for future issuance pursuant to outstanding stock awards
Reserved for future issuance pursuant to outstanding warrants
Reserved for future issuance pursuant to our 2002 Employee Stock Purchase Plan

The Reverse Stock Split would also reduce the number of shares of common stock available for issuance under our 2002 Stock Incentive Plan, which is the only equity incentive compensation plan currently active from which we may make new stock awards, and our 2002 Employee Stock Purchase Plan in proportion to the exchange ratio for the Reverse Stock Split. With respect to outstanding stock options to purchase shares of our common stock, the Reverse Stock Split would effect a reduction in the number of shares subject to such outstanding stock options proportional to the exchange ratio of the Reverse Stock Split (rounded down to the nearest whole share) and would effect a proportionate increase in the exercise price of such outstanding stock options (rounded up to the nearest whole cent). With respect to outstanding restricted stock units, the Reverse Stock Split would effect a reduction in the number of shares subject to such outstanding restricted stock units proportional to the exchange ratio of the Reverse Stock Split. Unless required by the terms of the equity incentive compensation plan pursuant to which a stock equity award was issued, no cash payment would be made to holders of equity awards in respect of such rounding.

We have adopted our 2006 Preferred Shares Rights Agreement. The preferred share purchase rights issued thereunder presently are attached to, and automatically trade with, the outstanding shares of our common stock. The Reverse Stock Split would result in a proportionate decrease in the number of preferred share purchase rights, as well as a proportional increase in the purchase price of those rights.

Under the terms of our outstanding warrants, the Reverse Stock Split would also result in a proportionate increase in the exercise price of the warrants, as well as a proportionate decrease in the number of shares issuable to the holders thereof upon exercise of the warrants.

If the proposed Reverse Stock Split is implemented, it would increase the number of our stockholders who own “odd lots” of less than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect the registration of the common stock under the Exchange Act. If the Reverse Stock Split is implemented, our common stock would continue to be reported on The Nasdaq Global Market under the symbol “LGND” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).

In addition, the proposed amendments to our Amended and Restated Certificate of Incorporation would reduce the total number of shares of common stock that we are authorized to issue by an amount proportionate to the Reverse Stock Split. However, our Amended and Restated Certificate of Incorporation authorizes us to issue 5,000,000 shares of preferred stock and the Reverse Stock Split would have no effect on the number of shares of preferred stock that we are authorized to issue.

Effective Date

Our Board of Directors, in its discretion, may elect to effect any one (but not more than one) of the six reverse split ratios upon receipt of stockholder approval, or none of them if our Board of Directors determines in its discretion not to proceed with the Reverse Stock Split. The Reverse Stock Split and the corresponding decrease in the number of our authorized shares of common stock would become effective on the date of filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. On the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the exchange ratio contained in the certificate of amendment. If our Board of Directors does not implement the Reverse Stock Split by the date of our 2011 annual meeting of stockholders, stockholder approval would be required again prior to the implementation of any reverse stock split.

Treatment of Fractional Shares

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share. Instead, we would pay to the stockholder, in cash, the value of any fractional share arising from the Reverse Stock Split. The cash payment would equal the closing sale price per share of our common stock as reported on The Nasdaq Global Market on the last trading day preceding the effective date multiplied by the number of shares of pre-split common stock held by the stockholder that would otherwise have been exchanged for such fractional share. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares.

If you do not hold sufficient shares of pre-split common stock to receive at least one post-split share of common stock and you want to hold our common stock after the Reverse Stock Split, you may do so by taking either of the following actions far enough in advance so that it is completed before the Reverse Stock Split is effected:

•

purchase a sufficient number of shares of our common stock so that you would hold at least that number of shares of common stock in your account prior to the implementation of the Reverse Stock Split that would entitle you to receive at least one share of common stock on a post-split basis; or

•

if applicable, consolidate your accounts so that you hold at least that number of shares of our common stock in one account prior to the Reverse Stock Split that would entitle you to at least one share of our common stock on a post-split basis. Common stock held in registered form (that is, shares held by you in your own name on our company’s share register maintained by our transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the Reverse Stock Split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the Reverse Stock Split.

After the Reverse Stock Split, then-current stockholders would have no further interest in our company with respect to their fractional shares. A person otherwise entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than that number of pre-split shares within the exchange ratio that is determined by us as described above. Reducing the number of post-split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective date may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Non-Registered Stockholders

Non-registered stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Book-Entry Shares and Payment for Fractional Shares

The combination of and reduction in the number of our outstanding shares of common stock as a result of the Reverse Stock Split would occur automatically on the effective date without any action on the part of our stockholders. Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts.

Stockholders who hold registered shares of our common stock in book-entry form do not need to take any action to receive post-Reverse Stock Split shares of our common stock in registered book-entry form or the cash payment in lieu of any fractional interest, if applicable. These stockholders will have their pre-Reverse Stock Split shares exchanged automatically and a Credit Advise will be mailed to them upon exchange indicating the number of post-Reverse Stock Split shares owned by such stockholders. A check will also be mailed to such stockholders’ registered address as soon as practicable after the effective date of the Reverse Stock Split. By Signing and cashing this check, such stockholders will warrant that they owned the shares of our common stock for which they received the cash payment.

Exchange of Stock Certificates and Payment for Fractional Shares

The combination of and reduction in the number of our outstanding shares of common stock as a result of the Reverse Stock Split would occur automatically on the effective date without any action on the part of our stockholders and without regard to the date that stock certificates representing pre-split shares of common stock are physically surrendered for new stock certificates representing post-split shares of common stock.

As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender in exchange for any cash payment due for fractional shares and, if so elected by the holder, certificates representing the number of shares of our post-split common stock such stockholder is entitled to receive as a result of the Reverse Stock Split. Our transfer agent will act as exchange agent for purposes of implementing the payment in lieu of fractional shares and exchange of stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each stockholder who surrenders certificates will receive any cash payment due for fractional shares and, upon payment of the applicable fee, new certificates representing the whole number of shares of our common stock that he or she holds as a result of the Reverse Stock Split. No new certificates and no payments in lieu of fractional shares will be issued to a stockholder until the stockholder has surrendered its outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $.001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock would be reduced proportionally, based on the actual exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per share common stock net loss and net book value would be increased because there would be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and we will not independently provide our stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in the Proposal No. 1 as a result of their ownership of shares of our common stock, as set forth below in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in Proposal No. 1 that are different from or greater than those of any other of our stockholders.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material United States federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below) of our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary assumes that you hold our common stock as a “capital asset” within the meaning of the Code (generally, property held for investment). This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or United States federal tax considerations other than income taxation. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies, or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	partnerships or other pass-through entities;

•	persons that are not “U.S. holders” (as defined below);

•	dealers in securities or currencies;

•	regulated investment companies or real estate investment trusts;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	certain former citizens or long-term residents of the United States;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT OR THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. Holder

For purposes of this discussion, a U.S. holder is any beneficial owner of our common stock that for United States federal income tax purposes is:

•	a citizen or resident of the Untied States;

•	a corporation created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia);

•	an estate the income of which is subject to United States federal income taxation regardless of its source; and

•

a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for United States federal income tax purposes.

If a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor.

Tax Consequences of the Reverse Stock Split Generally

Except as provided below with respect to cash received in lieu of fractional shares, a U.S. holder generally will not recognize any gain or loss as a result of the Reverse Stock Split. A U.S. holder’s aggregate tax basis in the common stock received in the Reverse Stock Split generally will equal such holder’s aggregate tax basis in our common stock surrendered in the Reverse Stock Split reduced by any amount allocable to a fractional share of post-Reverse Stock Split common stock for which cash is received. The holding period for the shares of our common stock received in the Reverse Stock Split generally will include the holding period for the shares of our common stock surrendered in the Reverse Stock Split.

Cash received in lieu of fractional shares

A U.S. holder that receives cash in lieu of a fractional share of common stock in the Reverse Stock Split generally will be treated as having received such fractional shares and then as having received such cash in redemption of such fractional shares. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-Reverse Stock Split common stock allocable to such fractional shares. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our common stock exchanged therefore was greater than one year as of the date of the exchange. The deductibility of capital losses is subject to limitations.

Backup Withholding

Certain U.S. holders may be subject to a 28% backup withholding tax on any cash received in the Reverse Stock Split in lieu of a fractional share of common stock. Backup withholding will not apply, however, to a U.S. holder that comes within certain exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be allowed as a refund or credit against the U.S. holder’s federal income tax liability, provided the required information is timely furnished to the IRS.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR Proposal No. 1 to approve a series of six separate amendments to Ligand’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of Ligand’s outstanding common stock at exchange ratios of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 and 1-for-10, as determined by the Board of Directors, and a corresponding decrease in the number of authorized shares of Ligand’s common stock on a proportional basis, subject to the Board of Directors’ authority to abandon such amendment.

PROPOSAL NO. 2

ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

IN FAVOR OF PROPOSAL NO. 1

Overview

At the special meeting and any adjournment or postponement thereof, our stockholders may be asked to consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR any proposal to adjourn the special meeting of stockholders, if necessary, to solicit additional proxies in favor of Proposal No. 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table shows, based on information we have, the beneficial ownership of our common stock as of June 30, 2010, by:

•	all persons who are beneficial owners of 5% or more of our outstanding common stock;

•	each of our current directors, including our president and chief executive officer, Mr. Higgins;

•	each of our named executive officers (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act); and

•	all of our executive officers and directors as a group.

Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Percentage of ownership is based on approximately 117,579,101 shares of common stock outstanding on June 30, 2010 (not including 6,607,905 shares held in treasury and not entitled to vote). Shares of common stock underlying options include options which are currently exercisable or will become exercisable within 60 days after June 30, 2010, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. The address for individuals for whom an address is not otherwise indicated is 11085 Torrey Pines Road, Suite 300, La Jolla, CA 92037.

	Number of Shares Beneficially Owned	Shares Beneficially Owned via Options, Warrants or Convertible Notes	Percent of Class Owned
Beneficial Owner
Wellington Management Company, LLP(1) 75 State Street Boston, MA 02109	15,798,019	—	13.44%
BVF Partners(2) 900 N. Michigan Ave, Suite 1100 Chicago, IL 60611	11,155,486	145,000	9.60%
BlackRock Inc.(3) 40 East 52nd Street New York, NY 10022	7,754,707	—	6.60%
David M. Knott(4) 485 Underhill Blvd., Ste. 205 Syosset, NY 11791-3419	7,201,227	38,750	6.16%
Directors and Executive Officers
Jason M. Aryeh(5)	1,671,392	42,531	1.46%
Steven J. Burakoff	15,000	15,000	*
Todd C. Davis	40,979	38,750	*
John L. Higgins	440,968	409,500	*
David M. Knott(4)	7,201,227	38,750	6.16%
John W. Kozarich	66,357	78,977	*
Stephen L. Sabba	20,000	18,750	*
Charles S. Berkman	100,177	186,583	*
Syed M.I. Kazmi	74,376	164,917	*
Martin D. Meglasson	102,250	251,479	*
John P. Sharp	82,000	153,625	*
Directors and executive officers as a group (10 persons)	9,814,726	1,398,862	9.42%

*	Less than 1%
(1)	Based solely on a review of a Schedule 13G filed on February 12, 2010, which reported that Wellington Management Company, LLP had sole voting and dispositive power over 15,798,019 shares.
(2)	Based solely on a review of a Schedule 13G filed on February 12, 2010, which reported that BVF Partners (on behalf of Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., Investment 10, L.L.C., BVF Partners L.P., BVF Inc. and Mark N. Lampert) had sole voting and dispositive power over 11,300,486 shares.
(3)	Based solely on a review of a Schedule 13G filed on January 29, 2010, which reported that BlackRock Inc. had sole voting and dispositive power over 7,754,707 shares.
(4)	Based solely on a review of a Form 4 filed on May 27, 2010 by David M. Knott.
(5)	Includes 1,572,668 shares held by JALAA Equities, LP., of which Mr. Aryeh is the founder and general partner, 86,574 held directly by Mr. Aryeh and 12,150 held in a family trust.

DEADLINE FOR PROPOSALS FOR NEXT ANNUAL MEETING AND

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for the 2011 annual meeting of stockholders is December 28, 2010. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must also do so by December 28, 2010. Stockholders are advised to review our amended and restated bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Our current amended and restated bylaws are available at the SEC’s website, www.sec.gov, or upon written request to our Corporate Secretary at the address listed below. Stockholder proposals should be directed to Corporate Secretary, Ligand Pharmaceuticals Incorporated, 11085 North Torrey Pines Road, Suite 300, La Jolla, CA 92037.

In addition, the proxy solicited by the Board of Directors for the next annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal no later than a reasonable period of time prior to the mailing of proxy materials for such annual meeting.

Stockholders may communicate with our Board of Directors or individual directors by mail, in care of the Secretary, at the Company’s principal executive offices. Letters are distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the content of the letter. However, items that are unrelated to the duties and responsibilities of the Board of Directors will be excluded. In addition, material that is illegal, inappropriate or similarly unsuitable will be excluded. Any letter that is filtered out under these standards, however, will be made available to any director upon request.

SOLICITATION OF PROXIES

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation material furnished to stockholders. Although the Company has not retained a proxy solicitor to assist in the solicitation of proxies, the Company may do so in the future if the need arises, and does not believe that the cost of any such proxy solicitor will be material. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to directors, officers or employees of the Company for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented for consideration at the special meeting. If other matters are properly brought before the special meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We incorporate by reference our Annual Report on Form 10-K for the fiscal year ending December 31, 2009, which we filed with the SEC on March 3, 2010, our Quarterly Report on Form 10-Q for the quarter ending March 31, 2010, which we filed with the SEC on May 5, 2010, our Current Reports on Form 8-K that we filed with the SEC (excluding information deemed to be furnished and not filed with the SEC) on January 8, 2010, January 28, 2010, February 8, 2010, April 20, 2010, May 3, 2010, May 7, 2010, May 13, 2010, May 18, 2010, May 24, 2010, May 27, 2010, June 15, 2010 and June 23, 2010, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. We will provide to each person, including any beneficial owner, to whom a proxy statement is delivered, without charge, upon written or oral request, by first class mail or by other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents that are incorporated by reference into this proxy statement (not including exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents). You should direct requests for documents to Corporate Secretary, Ligand Pharmaceuticals Incorporated, 11085 North Torrey Pines Road, Suite 300, La Jolla, CA 92037.

By Order of the Board of Directors,

Charles S. Berkman
Vice President, General Counsel & Secretary

                    , 2010

Appendix A

CERTIFICATE OF AMENDMENT

OF THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LIGAND PHARMACEUTICALS INCORPORATED

A DELAWARE CORPORATION

Ligand Pharmaceuticals Incorporated (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the DGCL of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation, each [five][six][seven][eight][nine][ten] shares of the Corporation’s common stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Shares”) shall automatically be combined into one validly issued, fully paid and non-assessable share of common stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Corporation shall not issue fractional shares in connection with the Reverse Stock Split. Holders of Old Shares who would otherwise be entitled to receive a fraction of a share on account of the Reverse Stock Split shall receive, upon surrender of the stock certificates formerly representing the Old Shares, in lieu of such fractional share, an amount in cash equal to the product of (1) the closing sale price per share of the common stock as reported by The Nasdaq Global Market on the last trading day preceding the Effective Date by (ii) the number of Old Shares held by such holder that would otherwise have been exchanged for such fractional share interests.

SECOND: Upon the Effective Time, Paragraph (A) of Article IV of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“(A) CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock that this corporation shall have authority to issue is [45,000,000] [38,333,333] [33,571,428] [30,000,000] [27,222,222] [25,000,000] of which [40,000,000] [33,333,333] [28,571,428] [25,000,000] [22,222,222] [20,000,000] shares of the par value of one-tenth of one cent ($.001) each shall be Common Stock and five million (5,000,000) shares of the par value of one-tenth of one cent ($.001) each shall be Preferred Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the shares of stock of this corporation entitled to vote in the election of directors.”

THIRD: This Certificate of Amendment shall become effective as of [                    ], 2010 at [            ] [a.m./p.m.].

FOURTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on                     , 2010, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been executed as of this day of                     , 2010.

LIGAND PHARMACEUTICALS INCORPORATED

By:
Name:
Title:

A-1

You can now access your Ligand Pharmaceuticals account online.

Access your Ligand Pharmaceuticals account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Ligand Pharmaceuticals, now makes it easy and convenient to get current information on your shareholder account.

•	View account status
•	View certificate history
•	View book-entry information
•	View payment history for dividends
•	Make address changes
•	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/lgnd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on             , 2010. The Proxy Statement is available at: http://bnymellon.mobular.net/bnymellon/lgnd

‚  FOLD AND DETACH HERE  ‚

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

LIGAND PHARMACEUTICALS INCORPORATED

The undersigned hereby appoints John L. Higgins and Charles S. Berkman, as proxies, jointly and severally, with full power of substitution to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Ligand Pharmaceuticals Incorporated to be held at 9:00 a.m. local time at Ligand Pharmaceuticals Incorporated located at 11085 North Torrey Pines Road, Suite 300, La Jolla, CA 92037 on             , 2010, or at any postponements or adjournments thereof, as specified on the reverse side, and to vote in their discretion on such other business as may properly come before the Meeting and any adjournments thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

78445

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

LIGAND PHARMACEUTICALS INCORPORATED

INTERNET http://www.proxyvoting.com/lgnd Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

78445

‚  FOLD AND DETACH HERE  ‚

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR Items 1 and 2.

		FOR	AGAINST	ABSTAIN

ITEM 1 –	Approval of a series of six separate amendments to Ligand’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of Ligand’s outstanding common stock at exchange ratios of 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9 and 1-for-10, as determined by the Board of Directors, and a corresponding decrease in the number of authorized shares of Ligand’s common stock on a proportional basis, subject to the Board of Directors’ authority to abandon such amendment.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

ITEM 2 –	Approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.	☐	☐	☐

	Will Attend Meeting	☐	YES

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date